Exhibit 99.1

Information Relating to Part II.

Item 14. - Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of shares of common stock of Bright Horizons Family Solutions Inc., registered pursuant to the Registration Statement on Form S-3 (Registration No. 333-217847) filed on May 10, 2017, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$37,623
Printing and engraving expenses	12,500
Blue sky fees and expenses	7,500
Legal fees and expenses	115,000
Accounting fees and expenses	70,000
Transfer Agent and Registrar fees	5,500
Miscellaneous	51,877

Total	$300,000